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                                  Exhibit 23(a)

                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
SpecTran Corporation


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                       /s/ KPMG Peat Marwick LLP

                                       KPMG Peat Marwick LLP


Boston, Massachusetts
August 7, 1998